AGREEMENT

THIS AGREEMENT is dated for reference the 12th day of February, 1997.

BETWEEN:          JOHN RICE
                  P.O. Box 20074
                  Reno, Nevada
                  89515

                 (the "Vendor")            OF THE FIRST PART


AND:              MIRANDA INDUSTRIES INC.
                  and /or MIRANDA U.S.A. INC.
                  Suite 505 - 1155 Robson Street
                  Vancouver, B.C.
                  V6E 1B5

                  ("Miranda")              OF THE SECOND PART


WHEREAS the Vendor has identified a mineral prospect suitable for staking which the parties have agreed will be staked in the name of Miranda on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual convenants and agreements hereinafter contained, the parties hereto agree as follows:

1.          DEFINITIONS

1.01        In this Agreement:

            (a)  "Exchange" means Vancouver Stock Exchange

            (b)  "Property" means and includes:

                 (i) those mining claims to be staked in the
                     name of Miranda which, once staked, will be described in a Schedule A and appended to this agreement;

                (ii) all rights and appurtenances pertaining
                     to the mining claims including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which Miranda is entitled in respect thereof;

            (c) "Grade-Thickness" in feet-ounces/ton means the result of multiplying a drill hole intercept length, measured in feet, by the grade of the gold values in the intercept, measured in ounces/ton. For clarity, a Grade-Thickness of 4 feet-ounces/ton could be a drill hole intercept of 100 feet multiplied by a grade of 0.04 ounces gold per ton.

2.          ACQUISITION OF INTEREST

2.01 The Vendor hereby grants to Miranda an undivided 100% right, title and interest in and to the Property for total consideration consisting of the staking of the Property, cash payments to the Vendor totalling $5,000, and the issuance of 70,000 common shares of Miranda Industries Inc. ("MAD") to be made as follows:


<PAGE 2>

           (a) $5,000 and the issuance to the Vendor of 10,000 common shares of MAD upon approval of this Agreement by the Exchange and the staking in the name of Miranda of at least twenty mining claims covering the prospect identified by the Vendor and made known to Miranda, to be described in Schedule "A" hereto;

            (b) within 30 days of the date upon which Miranda
                issues a news release on the results of a drill program in which a grade-thickness of 4 feet-ounces/ton was received, the issuance to the Vendor of 10,000 common shares of MAD;

            (c) within 30 days of the date upon which Miranda receives the final, signed version of a positive pre-feasibility study on the
                 Property, prepared by an independent,
                 qualified party, the issuance to the Optionor of 20,000 common shares of MAD; and

            (d) within 30 days of the date upon which Miranda receives the final, signed version of a positive feasibility study on the Property, prepared by an independent, qualified party, the issuance to the Optionor of 30,000 common shares of MAD.

2.02         The share issuances provided for in subparagraphs 2.01
(b), (c) and (d) shall in each case be subject to the prior approval of the Exchange, based on the submission of engineering data satisfactory to the Exchange, which Miranda undertakes to use its best efforts to file within a reasonable period of time so as to obtain the necessary approval by earliest possible date. Notwithstanding any other provision of this agreement, so long as Miranda has filed the engineering data referred to herein with the Exchange within a reasonable time after receiving same, the time for making any cash payment or share issuance referred to in this paragraph shall be extended, where necessary, to the day that is five business days following the receipt by Miranda of the necessary Exchange approval.

2.03 The Vendor acknowledges that the shares to be issued pursuant to paragraph 2.01 will be issued pursuant to available exemptions under the Securities Act (British Columbia), the requirements of which may be subject to change. Miranda makes no representation as to any resale restrictions which may be imposed with respect to such shares from time to time.

2.04 The doing of any act or the incurrence of any share issuances or cash payments by Miranda shall not obligate Miranda to do any further acts or make any further share issuances or payments.

3.          TRANSFER OF TITLE

3.01 Upon execution of this Agreement, the Vendor shall deliver to Miranda title to the claims staked in the name of Miranda, or duly executed transfers to Miranda of a 100% interest in and to the Property. The claims shall have been duly recorded with all necessary government bodies so as to make the claims fully valid and legal.

4.          RIGHT OF ENTRY

4.01 During the currency of this Agreement, Miranda, its servants, agents and workmen and any persons duly authorized by Miranda, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Miranda in its sole discretion may deem advisable and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

4.02 Miranda shall be provided access to all maps, reports, assay results and other technical data in the possession or under the control of the Vendor with respect to the Property and shall be entitled to take copies thereof.


<PAGE 3>

5.          REPRESENTATIONS AND WARRANTIES

5.01        The Vendor hereby represents and warrants that:

           (a) upon staking of the Property, Miranda will be the sole and exclusive registered and beneficial owner of the mineral claims comprising the Property and the Vendor has the right to enter into this Agreement to stake the claims and assign an interest in the Property absolutely in accordance with the terms of this Agreement;

           (b) the mineral claims comprising the Property have been properly staked and recorded in compliance with the laws of Nevada and there are no disputes over the title, staking or recording of such mineral claims;

           (c) the mineral claims comprising the Property will be in good standing and are free and clear of any liens, charges or encumbrances of any nature or kind whatsoever; and

           (d) the Vendor has not done anything whereby the mineral claims comprising the Property may be in any way encumbered.

5.02        Miranda hereby represents and warrants that:

        (a) Miranda has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of Miranda or any contract or other commitment to which Miranda is party; and

        (b) the execution of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the Board of Directors of Miranda.

6.          CONFIDENTIALITY OF INFORMATION

6.01 The Vendor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential. While this Agreement is in effect, the Vendor shall not, without the express written consent of Miranda, disclose to any third party any information concerning the Property or any operations thereon, nor shall the Vendor buy, sell or otherwise deal in the shares of Miranda while any material, confidential information in its possession relating to this Agreement or the Property remains undisclosed to the general public.

7.          ASSIGNMENT

7.01 Each party has the right to assign all or any part of its interest in this Agreement and in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable. Notwithstanding the foregoing Miranda has the unfettered right to assign the benefit of this Agreement and its interest in the Property to its wholly-owned U.S. subsidiary.

8.          TERMINATION

8.01 This Agreement shall terminate upon the occurrence of one of the following events:

           (a) in the event that Miranda, not being at the time in default under any provision of this


<PAGE 4>


                Agreement, gives 30 days' written notice to the Vendor of the termination of this Agreement;

            (b) in the event that Miranda shall fail to comply
                with any of the requirements to issue shares and make cash payments in the amounts and within the time limits set forth in article 2;

            (c) in the event that Miranda shall fail to comply
                with any of its obligations hereunder, subject to paragraph 9.01, within 30 days of receipt by Miranda of written notice from the Vendor of such default, Miranda has not:

               (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

               (ii) given the Vendor notice that it denies that
                    such default has occurred.

In the event that Miranda gives notice that it denies that a default has occurred, Miranda shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

8.02 Upon the termination of this Agreement under paragraph 8.01, Miranda shall cease to be liable to the Vendor in debt, damages or otherwise.

8.03 Upon termination of this Agreement under paragraph 8.01, Miranda shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

9.          FORCE MAJEURE

9.01 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

10.         REGULATORY APPROVAL

10.01	      This Agreement is subject to the prior approval of
the Exchange. Miranda shall use its best efforts to obtain such approval as soon as reasonably possible.

11.         AFTER-ACQUIRED PROPERTY

11.01 In the event that at any time hereafter either party shall acquire any mining claim, lease, or other mineral right or interest within a one mile radius of the outside boundary of the Property to be described in Schedule A hereto, such interest shall be deemed to have been acquired on behalf of and for the benefit of the parties, pursuant to the terms of this Agreement and such after-acquired interest as aforesaid shall be included in and shall form a part of the definition of "Property" contained in paragraph 1.01 and shall be subject to this Agreement as if it had been originally so included.

12.         NOTICES

12.01 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by


<PAGE 5>

telegram, telex or telecopier, addressed as follows:


In the case of the Vendor:    John Rice
                              P.O. Box 20074
                              Reno, NV.
                              89515
                              Telecopier:  (702) 856-6053


In the case of Miranda:       Miranda Industries Inc.
                              Suite 505 - 1155 Robson Street
                              Vancouver, B.C.
                              V6E 1B5
                              Telecopier: (604) 689-1722


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto is delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada or the United States, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this paragraph 12.01.

13.         GENERAL TERMS AND CONDITIONS

13.01 The parties hereto hereby covenant and agree that they will execute such further agreements conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

13.02 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters hereby.

13.03       Time shall be of the essence of this Agreement.

13.04	      The titles to the sections in this Agreement shall
not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

13.05 All currency references contained in this Agreement shall be deemed to be references in United States funds.

13.06 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.07 The Schedules to this Agreement shall be construed with and as an integral part of this


<PAGE 6>

Agreement to the same extent as if they were set forth verbatim herein. Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

13.08       This Agreement shall be governed by and
interpreted in accordance with the laws of   British
Columbia and the laws of Canada applicable therein.

13.09 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED
by JOHN RICE in the presence of:


/s/ Jon Foruria                          /s/ John Rice
                                             JOHN RICE



THE COMMON SEAL OF MIRANDA                                 C/S
INDUSTRIES INC. was hereunto
affixed in the presence of:


/s/ Dennis Higgs




<PAGE 7>

                        SCHEDULE "A"

Secret Basin property covering claims in Section 35 and 36, Township 9N Range 40E as follows:

Claim Name      Location                              BLM  NMC#

Basin 1         Sec. 36, T9N R40E                        769652
Basin 2         Sec. 1, T8N R40E, Sec. 36, T8N R40E      769653
Basin 3         Sec. 36, T9N R40E                        769654
Basin 4         Sec. 1, T8N R40E, Sec. 36 T8N R40E       769655
Basin 5         Sec. 36, T9N R40E                        769656
Basin 6         Sec. 1, T8N R40E, Sec. 36, 8N R40E       769657
Basin 7         Sec. 36, T9N R40E                        769658
Basin 8         Sec. 1, T8N R40E, Sec. 36, T8N R40E      769659
Basin 9         Sec. 36, T9N R40E                        769660
Basin 10        Sec. 1, 2 T8N R40E, Sec. 36, T9N R40E    769661
Basin 11        Sec. 35, 36, T9N R40E                    769662
Basin 12        Sec. 2, T8N R40E, Sec. 35, 36, T9N R40E  769663
Basin 13        Sec. 35, T9N R40E                        769664
Basin 14        Sec. 2, T8N R40E, Sec. 35, T9N R40E      769665
Basin 15        Sec. 35, T9N R40E                        769666
Basin 16        Sec. 2, T8N R40E, Sec. 35, T9N R40E      769667
Basin 17        Sec. 35, T9N R40E                        769668
Basin 18        Sec. 35, T9N R40E                        769669
Basin 19        Sec. 35, T9N R40E                        769670
Basin 20        Sec. 35, T9N R40E                        769671
Basin 21        Sec. 35, T9N R40E                        769672
Basin 22        Sec. 35, T9N R40E                        769673
Basin 23        Sec. 35, T9N R40E                        769674
Basin 24        Sec. 35, T9N R40E                        769675
Basin 25        Sec. 35, T9N R40E                        769676
Basin 26        Sec. 35, T9N R40E                        769677
Basin 27        Sec. 35, T9N R40E                        769678
Basin 28        Sec. 35, T9N R40E                        769679
Basin 29        Sec. 34, 35, T9N R40E                    769680
Basin 30        Sec. 34, 35, T9N R40E                    769681
Basin 31        Sec. 34, T9N R40E                        769682
Basin 32        Sec. 34, T9N R40E                        769683
Basin 33        Sec. 36, T9N R40E                        769684
Basin 34        Sec. 36, T9N R40E                        769685
Basin 35        Sec. 36, T9N R40E                        769686
Basin 36        Sec. 35, 36, T9N R40E                    769687
Basin 37        Sec. 35, T9N R40E                        769688